6.14

            AGREEMENT FOR TERMINATION, RELEASE AND WAIVER OF RIGHTS
           BETWEEN LEGACY BRANDS, INC., STEVE JIZMAGIAN, RANDY HAAG,
               MICHAEL J. STASKUS AND THOMAS O'STASIK, SR. DATED

                                   [TO COME]